                                                                   EXHIBIT 4(r)


                               TERM LOAN AGREEMENT


                                      among


                          THE WILLIAMS COMPANIES, INC.,
                                   as Borrower


                        CREDIT LYONNAIS NEW YORK BRANCH,
                             as Administrative Agent


                COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES
                              as Syndication Agent


                            THE BANK OF NOVA SCOTIA,
                             as Documentation Agent

                                       and


                            THE LENDERS NAMED HEREIN,
                                     Lenders


                            Dated as of April 7, 2000

                                TABLE OF CONTENTS

                                                                                                                Page

SECTION 1         DEFINITIONS AND TERMS...........................................................................1
   1.1            Definitions.....................................................................................1
   1.2            Number and Gender of Words; Other References...................................................14
   1.3            Accounting Terms...............................................................................14

SECTION 2         BORROWING PROVISIONS...........................................................................14
   2.1            Commitments; Borrowings from Designated Lenders................................................14
   2.2.           Termination of Commitments.....................................................................14
   2.3.           Borrowing Procedure............................................................................15

SECTION 3         TERMS OF PAYMENT...............................................................................16
   3.1            Loan Accounts, Notes, and Payments.............................................................16
   3.2            Interest and Principal Payments................................................................16
   3.3            Interest Options...............................................................................17
   3.4.           Quotation of Rates.............................................................................17
   3.5            Default Rate...................................................................................17
   3.6            Interest Recapture.............................................................................17
   3.7            Interest Calculations..........................................................................18
   3.8            Maximum Rate...................................................................................18
   3.9            Interest Periods...............................................................................18
   3.10           Conversions....................................................................................19
   3.11           Order of Application...........................................................................19
   3.12           Sharing of Payments, Etc.......................................................................19
   3.13           Offset.........................................................................................20
   3.14           Booking Borrowings.............................................................................20

SECTION 4         CHANGE IN CIRCUMSTANCES........................................................................20
   4.1            Increased Cost and Reduced Return..............................................................20
   4.2            Limitation on Types of Loans...................................................................21
   4.3            Illegality.....................................................................................22
   4.4            Treatment of Affected Loans....................................................................22
   4.5            Compensation; Replacement of Lenders...........................................................22
   4.6            Taxes..........................................................................................23

SECTION 5         FEES...........................................................................................24
   5.1            Treatment of Fees..............................................................................24
   5.2            Fees of Administrative Agent and Arranger......................................................24
   5.3            Commitment Fee.................................................................................25

SECTION 6         CONDITIONS PRECEDENT...........................................................................25
   6.1            Conditions Precedent to Closing................................................................25
   6.2            Conditions Precedent to Each Borrowing.........................................................25

SECTION 7         REPRESENTATIONS AND WARRANTIES.................................................................25
   7.1            Organization and Good Standing.................................................................25
   7.2            Authorization and Power........................................................................26
   7.3            Approvals and Consents.........................................................................26
   7.4            Enforceable Obligation.........................................................................26
   7.5            Financial Condition............................................................................26
   7.6            No Material Controversies......................................................................26
   7.7            Investment Company.............................................................................26
   7.8            ERISA Compliance...............................................................................26
   7.9            Taxes..........................................................................................27
   7.10           Holding Company................................................................................27


                                                             TERM LOAN AGREEMENT

   7.11           Environmental Compliance.......................................................................27
   7.12           Use of Proceeds................................................................................27

SECTION 8         COVENANTS......................................................................................28
   8.1            Compliance with Laws, Etc......................................................................28
   8.2            Financial Statements, Reports and Documents....................................................28
   8.3            Maintenance of Insurance.......................................................................30
   8.4            Preservation of Corporate Existence, Etc.......................................................30
   8.5            Liens, Etc.....................................................................................30
   8.6            Debt...........................................................................................30
   8.7            Merger and Sale of Assets......................................................................30
   8.8            Agreements to Restrict Dividends and Certain Transfers.........................................31
   8.9            Loans and Advances.............................................................................31
   8.10           Maintenance of Ownership of Certain Subsidiaries...............................................31
   8.11           Compliance with ERISA..........................................................................31
   8.12           Transactions with Related Parties..............................................................31
   8.13           Guarantees.....................................................................................32
   8.14           Sale and Lease-Back Transactions...............................................................32
   8.15           Use of Proceeds of Borrowings..................................................................32

SECTION  9        DEFAULT........................................................................................32
   9.1            Payment of Obligation..........................................................................32
   9.2            Misrepresentation..............................................................................32
   9.3            Covenants......................................................................................32
   9.4            Default Under Other Debt.......................................................................33
   9.5            Debtor Relief..................................................................................33
   9.6            Judgments......................................................................................33
   9.7            Employee Benefit Plans.........................................................................33

SECTION 10        RIGHTS AND REMEDIES............................................................................34
   10.1           Remedies Upon Default..........................................................................34
   10.2           The Company Waivers............................................................................34
   10.3           Performance by Administrative Agent............................................................34
   10.4           Delegation of Duties and Rights................................................................35
   10.5           Not in Control.................................................................................35
   10.6           Course of Dealing..............................................................................35
   10.7           Cumulative Rights..............................................................................35
   10.8           Application of Proceeds........................................................................35
   10.9           Limitation of Rights...........................................................................35
   10.10          Expenditures by Lenders........................................................................35
   10.11          Indemnification................................................................................36

SECTION 11        AGREEMENT AMONG LENDERS........................................................................37
   11.1           Administrative Agent...........................................................................37
   11.2           Expenses.......................................................................................38
   11.3           Proportionate Absorption of Losses.............................................................38
   11.4           Delegation of Duties; Reliance.................................................................38
   11.5           Limitation of Liability........................................................................39
   11.6           Default; Collateral............................................................................40
   11.7           Limitation of Liability........................................................................40
   11.8           Relationship of Lenders........................................................................40
   11.9           Benefits of Agreement..........................................................................40
   11.10          Agents.........................................................................................40
   11.11          Obligation Several.............................................................................40


                                                             TERM LOAN AGREEMENT

SECTION 12        MISCELLANEOUS..................................................................................40
   12.1           Headings.......................................................................................40
   12.2           Nonbusiness Days...............................................................................41
   12.3           Communications.................................................................................41
   12.4           Form and Number of Documents...................................................................41
   12.5           Exceptions to Covenants........................................................................41
   12.6           Survival.......................................................................................41
   12.7           Governing Law..................................................................................41
   12.8           Invalid Provisions.............................................................................41
   12.9           Entirety.......................................................................................42
   12.10          Jurisdiction; Venue; Service of Process; Jury Trial............................................42
   12.11          Amendments, Consents, Conflicts, and Waivers...................................................42
   12.12          Multiple Counterparts..........................................................................43
   12.13          Successors and Assigns; Assignments and Participations.........................................43
   12.14          Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances....................47
   12.15          Confidentiality................................................................................47
   12.16          No Bankruptcy Proceedings......................................................................47


EXHIBITS AND  SCHEDULES

Exhibit A         -        Form of Term Note
Exhibit B-1       -        Form of Notice of Borrowing
Exhibit B-2       -        Form of Notice of Conversion
Exhibit C         -        Form of Assignment and Acceptance Agreement
Exhibit D         -        Form of Opinion of General Counsel of the Company
Exhibit E         -        Form of Designation Agreement

Schedule I        -        Permitted Liens
Schedule II       -        Material Controversies
Schedule 2.1      -        Lenders and Commitments
Schedule 6.1      -        Conditions Precedent to Closing



                                                             TERM LOAN AGREEMENT

                               TERM LOAN AGREEMENT

         THIS AGREEMENT is entered into as of this 7th day of April, 2000, among THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "Company"), LENDERS (hereinafter defined), COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES, as Syndication Agent (hereinafter defined), THE BANK OF NOVA SCOTIA, as Documentation Agent (hereinafter defined), and CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France, as a Lender and as Administrative Agent (hereinafter defined) for itself and the other Lenders, as hereinafter defined.

RECITALS

A. The Company has requested that Lenders extend credit to the Company, providing for a term loan facility in the aggregate principal amount of $400,000,000 for the purpose of refinancing existing indebtedness, financing acquisitions and capital expenditures and for general corporate purposes.

B. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to the Company.

C. Accordingly, in consideration of the mutual covenants contained herein, the Company, Administrative Agent, Syndication Agent, Documentation Agent and Lenders agree as follows:

SECTION 1 DEFINITIONS AND TERMS

         1.1 Definitions. As used herein:

         "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) one minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

         "ADMINISTRATIVE AGENT" means Credit Lyonnais New York Branch and its permitted successors or assigns as "Administrative Agent" under this Agreement.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire substantially in the form of Exhibit C hereto, which each Lender shall complete and provide to Administrative Agent.

         "AFFILIATE" of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

         "AGENTS" means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

         "AGREEMENT" means this Term Loan Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).


                                                             TERM LOAN AGREEMENT

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated on Schedule 2.1 attached hereto or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and the Company by written notice in accordance with the terms hereof.

         "APPLICABLE MARGIN" means the percentage set forth in the table below for the Type of Borrowing which corresponds to the Company's conformity, on any date of determination, with the ratings (or implied ratings) established by both S&P and Moody's applicable to the Company's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt"):

==========================================================================

==========================================================================
          Debt Ratings                    Eurodollar           Base Rate
                                        Rate Borrowings        Borrowings

           Category 1                            0.8125%            0.00%
           ----------
BBB+ and Baa2; or BBB and Baa1;
           or higher

           Category 2                            0.8750%            0.00%
           ----------
          BBB and Baa2

           Category 3                            1.0000%            0.00%
           ----------
 BBB and Baa3; or BBB- and Baa2

           Category 4                            1.2500%            0.00%
           ----------
         BBB- and Baa3

           Category 5                            1.5000%            0.00%
           ----------
 BBB- and Ba1; or BB+ and Baa3

           Category 6                            2.0000%            0.50%
           ----------
     BB+ and Ba1; or lower
==========================================================================

For purposes of determining the Applicable Margin, with respect to the debt ratings criteria: (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 6; (ii) if only one of Moody's or S&P shall have in effect a rating for Index Debt, the Company and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an agreement for the rating agency which shall not have a rating in effect, and in the absence of such agreement the Applicable Margin will be determined by reference to the available rating; (iii) except as expressly provided in the above table, if the ratings established by Moody's and S&P shall differ by (x) one Category, the Applicable Margin shall be determined by reference to the numerically lower Category, and (y) two or more Categories the Applicable Margin shall be determined by reference to the numerical Category which is one less than the numerically highest such Category (for example, if the rating from S&P is in Category 2 and the rating from Moody's is in Category 6, the Applicable Margin shall be determined by reference to Category 5); and
(iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the payment in full of the Obligation and the cancellation of all commitments to lend hereunder, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this


                                                             TERM LOAN AGREEMENT
definition to reflect the ratings used by such substitute rating agency, and the Applicable Margin shall continue to be based upon the ratings Category in effect immediately prior to such event until such agreement on a substitute rating agency is reached.

         "ARRANGER" means Credit Lyonnais New York Branch and its successors and assigns.

         "ATTRIBUTABLE OBLIGATION" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" as now or hereinafter in effect, or any successor thereto.

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) or
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "BASE RATE BORROWING" means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

         "BORROWING" means any amount disbursed (a) by one or more Lenders to the Company under the Loan Papers, whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding or (b) by any Lender in accordance with, and to satisfy the obligations under, any Loan Paper.

         "BORROWING DATE" is defined in Section 2.3(a).

         "BUSINESS DAY" means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in New York, New York, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         "CASH HOLDINGS" of any Person means the total investment of such Person at the time of determination in:

                  (a) demand deposits or time deposits maturing within one year with any Agent or any Lender or any Bank (as defined in the Primary Credit Agreement) (or other commercial banking institution of the stature referred to in clause (d)(i) of this definition);

                  (b) any note or other evidence of indebtedness, maturing not more than one (1) year after such time, issued or guaranteed by the United States Government or by a government of another country which carries a long-term rating of Aaa by Moody's or AAA by S&P;

                  (c) commercial paper, maturing not more than nine (9) months from the date of issue, which is issued by



                                                             TERM LOAN AGREEMENT

                           (i) a corporation (other than an Affiliate of the
                  Company) rated (x) A-1 by S&P, P-1 by Moody's, F-1 by Fitch or A by Duff and Phelps or (y) lower than set forth in the immediately preceding clause (x), provided, however, that the value of all such commercial paper shall not exceed 10% of the total value of all commercial paper comprising "Cash Holdings," or

                           (ii) any Agent or any Lender or any Bank (as defined
                  in the Primary Credit Agreement) (or its holding company) with a rating on its long-term unsecured debt of at least AA from S&P or Aa from Moody's;

                  (d) any certificate of deposit or bankers acceptance, maturing not more than three (3) years after such time, which is issued by either

                           (i) a commercial banking institution that is a member
                  of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $1,000,000,000; or

                           (ii) any Agent or any Lender or any Bank (as defined
                  in the Primary Credit Agreement) with a rating on its long-term unsecured debt of at least AA from S&P or Aa from Moody's;

                  (e) notes or other evidences of indebtedness, maturing not more than three (3) years after such time, issued by

                           (i) a corporation (other than an Affiliate of the
                  Company) rated AA by S&P or Aa by Moody's, or

                           (ii) any Agent or any Lender or any Bank (as defined
                  in the Primary Credit Agreement) (or its holding company) with a rating on its long-term unsecured debt of at least AA from S&P or Aa from Moody's;

                  (f) any repurchase agreement entered into with any Agent or any Lender or any Bank (as defined in the Primary Credit Agreement) (or other commercial banking institution of the stature referred to in clause (d)(i) of this definition) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in any of clauses (a) through (d);

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of Administrative Agent or such Lender or Bank (as defined in the Primary Credit Agreement) (or other commercial banking institution) thereunder; and

                  (g) money market preferred instruments by participation in a Dutch auction (or the equivalent) where the instrument is rated no lower than Aa by Moody's or AA by S&P.

         "CHOICESEAT" means ChoiceSeat, L.L.C., a Delaware limited liability company.

         "CLOSING DATE" means the date upon which this Agreement has been executed by the Company, Lenders, and Administrative Agent and all conditions precedent specified in Section 6.1 have been satisfied or waived.



                                                             TERM LOAN AGREEMENT

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

         "COMMITMENT" means an amount (subject to reduction or cancellation as herein provided) equal to $400,000,000.

         "COMMITMENT PERIOD" means the period of time from the Closing Date to and including the earlier of (i) the date which is ninety (90) days after the Closing Date, and (ii) the effective date of any other termination or cancellation of the Lenders' commitments to make loans under, and in accordance with, this Agreement.

         "COMMITMENT USAGE" means, at the time of any determination thereof, the aggregate Principal Debt.

         "COMMITTED SUM" means, as the case may be, the amount stated beside each Lender's name on the most-recently amended Schedule 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

         "COMPANY" is defined in the preamble to this Agreement and includes any permitted successors of the Company.

         "CONSEQUENTIAL LOSS" means any actual loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of (a) any failure or refusal of the Company (for any reasons whatsoever other than a default by Administrative Agent or a Lender) to accept or utilize such Borrowing after the Company shall have requested it under this Agreement, or (b) any prepayment or payment of such Borrowing or conversion of such Borrowing to a Borrowing of another Type, in each case, prior to the last day of the Interest Period therefor.

         "CONSOLIDATED" refers to the consolidation of the accounts of the Company and its Subsidiaries in accordance with generally accepted accounting principles and policies, including principles of consolidation, consistent with those applied in the preparation of the consolidated financial statements referred to in Section 7.5 hereof.

         "CONSOLIDATED NET WORTH" of any Person means the Net Worth of such Person and its Subsidiaries on a Consolidated basis plus, in the case of the Company, the Designated Minority Interests to the extent not otherwise included; provided that, in no event shall the value ascribed to Designated Minority Interests exceed $511,700,000 in the aggregate.

         "CONSOLIDATED TANGIBLE NET WORTH" of any Person means the Tangible Net Worth of such Person and its Subsidiaries on a Consolidated basis.

         "DEBT" means, in the case of any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures or notes, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) monetary obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) or clause (vii) of this definition, (vi) indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) or clause (vii) of this definition secured by any Lien on or in respect of any property of such Person, and

                                                             TERM LOAN AGREEMENT

(vii) all liabilities of such Person in respect of unfunded vested benefits under any Plan; provided, however, that Debt shall not include any obligation under or resulting from any agreement referred to in paragraph (y) of Schedule I.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

         "DEFAULT" is defined in Section 9.

         "DEFAULT RATE" means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus 2% and (b) the Maximum Rate.

         "DESIGNATED LENDER" means a special purpose corporation that is identified as such on the signature pages hereto next to the caption "Designated Lender" as well as each special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 12.13(f), and (ii) is not otherwise a Lender.

         "DESIGNATED LENDER NOTE" means a promissory note of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company, and "Designated Lender Notes" means any and all such promissory notes issued hereunder.

         "DESIGNATING LENDER" shall mean each Lender that is identified as such on the signature pages hereto next to the caption "Designating Lender" and immediately below the signature of its Designated Lender as well as each Lender that shall designate a Designated Lender pursuant to Section 12.13(f) hereof.

         "DESIGNATION AGREEMENT" means a designation agreement in substantially the form of Exhibit E attached hereto, entered into by a Lender and a Designated Lender and accepted by the Company and the Administrative Agent.

         "DESIGNATED MINORITY INTERESTS" of the Company means, as of any date of determination, the total of the minority interests in the following Subsidiaries of the Company (i) El Furrial, (ii) PIGAP II, (iii) Nebraska Energy, (iv) Seminole, (v) WCG, (vi) WilTel, (vii) ChoiceSeat, (viii) PowerTel, and (ix) other Consolidated Subsidiaries of the Company as presented in its Consolidated balance sheet, in an amount not to exceed in the aggregate $9,000,000 for such other Consolidated Subsidiaries not referred to in clauses (i) through (viii) of this definition.

         "DETERMINING LENDERS" means for all purposes under the Loan Papers, (i) on any date of determination occurring prior to the date upon which the Commitment has been terminated, those Lenders who collectively hold at least 51% of the Commitment; and (ii) on any date of determination occurring on or after the date upon which the Commitment has been terminated, those Lenders who collectively hold at least 51% of the Principal Debt.

         "DISTRIBUTION" for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.


                                                             TERM LOAN AGREEMENT

         "DOCUMENTATION AGENT" means The Bank of Nova Scotia and its permitted successors or assigns as "Documentation Agent" under this Agreement.

         "DOLLARS" and the symbol $ shall mean lawful money of the United States of America.

         "DUFF AND PHELPS" means Duff & Phelps Credit Rating Co.

         "EL FURRIAL" means WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation.

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.13, the Company (such approval not to be unreasonably withheld or delayed by the Company and such approval to be deemed given by the Company if no objection is received by the assigning Lender and the Administrative Agent from the Company within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Company); provided, however, that neither the Company nor any Affiliate of the Company shall qualify as an Eligible Assignee.

         "ENVIRONMENT" shall have the meaning set forth in 42 U.S.C. Section 9601(8) as defined on the date of this Agreement, and "Environmental" shall mean pertaining or related to the Environment.

         "ENVIRONMENTAL PROTECTION STATUTE" means any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees, agreements and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings promulgated thereunder from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

         "EURODOLLAR RATE" means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).


                                                             TERM LOAN AGREEMENT

         "EURODOLLAR RATE BORROWING" means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

         "EXHIBIT" means an exhibit to this Agreement unless otherwise specified.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         "FITCH" means Fitch IBCA.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         "GOVERNMENTAL AUTHORITY" means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         "GOVERNMENTAL REQUIREMENTS" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

         "HAZARDOUS SUBSTANCE" shall have the meaning set forth in 42 U.S.C.
Section 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.

         "HAZARDOUS WASTE" shall have the meaning set forth in 42 U.S.C.
Section 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including, without limitation, 40 C.F.R. Section 261.3).

         "INSUFFICIENCY" means with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

         "INTEREST PERIOD" is determined in accordance with Section 3.9.

         "LAWS" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         "LENDERS" means, on any date of determination, (a) the financial institutions named on Schedule 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the


                                                             TERM LOAN AGREEMENT
assignments made in accordance with Section 12.13(c) of this Agreement), and subject to the terms and conditions of this Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to this Agreement, and (b) the Designated Lenders, if any; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to a Borrowing (except to the extent a Designated Lender is the obligee of a Borrowing actually funded by it pursuant to Section 2.1(b) hereof), the Commitment or terms relating to the Borrowings (except as noted above) and the Commitment.

         "LIENS" means a mortgage, pledge, lien, security interest or other charge or encumbrance, or any other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

         "LIQUIDITY BANK" means for any Designated Lender, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Lender to fund such Designated Lender's obligations hereunder or to support the securities, if any, issued by such Designated Lender to fund such obligations.

         "LITIGATION" means any action by or before any Governmental Authority.

         "LOAN PAPERS" means (a) this Agreement, certificates delivered pursuant to this Agreement, and Exhibits and Schedules hereto, (b) all agreements, documents, or instruments in favor of Agents or Lenders (or Administrative Agent on behalf of Lenders) delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and (c) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         "MATURITY DATE" means April 7, 2003.

         "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate of the Company is making or accruing an obligation to make contributions, or has within any of the preceding five (5) years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means an employee benefit plan other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five (5) plan years preceding the date of termination of such plan.

         "NEBRASKA ENERGY" means Nebraska Energy, L.L.C., a Kansas limited liability company.


                                                             TERM LOAN AGREEMENT

         "NET DEBT" means for any Person, as of any date of determination, the excess of (x) the aggregate amount of all Debt of such Person and its Subsidiaries on a Consolidated basis over (y) the sum of the Cash Holdings of such Person and its Subsidiaries on a Consolidated basis.

         "NET WORTH" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with GAAP.

         "NON-RECOURSE DEBT" means Debt incurred by any non-material, Non-Borrowing Subsidiary (as defined in the Primary Credit Agreement) to finance the acquisition (other than any acquisition from the Company or any Subsidiary) or construction of a project, which Debt does not permit or provide for recourse against the Company or any Subsidiary of the Company (other than the Subsidiary that is to acquire or construct such project) or any property or asset of the Company or any Subsidiary of the Company (other than property or assets of the Subsidiary that is to acquire or construct such project).

         "NOTES" means, at the time of any determination thereof, all outstanding and unpaid Term Notes.

         "NOTICE OF BORROWING" is defined in Section 2.3(a).

         "NOTICE OF CONVERSION" is defined in Section 3.10.

         "NWP" means Northwest Pipeline Corporation, a Delaware corporation.

         "OBLIGATION" means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, or any Lender arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs, and reasonable expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

         "OTHER TAXES" shall have the meaning assigned to it in Section 4.6(b) hereof.

         "PARTICIPANT" is defined in Section 12.13(e).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         "PERMITTED LIENS" means Liens specifically described on Schedule I.

         "PERSON" means an individual, sole proprietorship, partnership, joint venture, association, trust, estate, business trust, corporation, not-for-profit corporation, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

         "PIGAP II" means WilPro Energy Services (PIGAP II) Limited, a Cayman Islands corporation.

         "PLAN" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or to which contributions have been made at any time after December 31, 1984 by the Company or any ERISA Affiliate for employees of the Company or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.


                                                             TERM LOAN AGREEMENT

         "POWERTEL" means PowerTel Limited, an Australian corporation.

         "POTENTIAL DEFAULT" means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         "PRIMARY CREDIT AGREEMENT" means the U.S. $1,000,000,000, Second Amended and Restated Credit Agreement dated as of July 23, 1997, by and among the Company and the other borrowers named therein, as borrowers, the banks named therein, as lenders, the banks named therein, as co-agents, and Citibank, N.A., as agent, as modified and amended by that certain Amendment to Second Amended and Restated Credit Agreement dated as of July 23, 1997, dated as of January 26, 1999 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of January 24, 2000, and as the same may be from time to time further modified or amended.

         "PRIME RATE" means the per annum rate of interest established from time to time by Credit Lyonnais New York Branch, as its general reference rate of interest for short-term commercial loans in Dollars to domestic borrowers, which rate may not be the lowest rate of interest charged by Credit Lyonnais New York Branch on similar loans.

         "PRINCIPAL DEBT" means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Facility.

         "PRINCIPAL SUBSIDIARIES" means each of NWP, TGPL, TGT, WFS, WPC and
WPL.

         "PRO RATA or PRO RATA PART" means on any date of determination for any Lender, (a) at any time prior to the termination of the Commitment, the proportion that such Lender's Committed Sum bears to the Commitment, or (b) at any time on or after the termination of the Commitment, the proportion that the sum of the Principal Debt owed to such Lender bears to the sum of the Principal Debt.

         "PUBLIC FILINGS" means the Company's annual report on Form 10-K for the year ended December 31, 1999.

         "REGISTER" is defined in Section 12.13(c).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         "RELATED PARTY" of any Person means any corporation, partnership, joint venture or other entity of which more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or which owns at the time directly or indirectly more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such Person or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency).


                                                             TERM LOAN AGREEMENT

         "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

         "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "RESPONSIBLE OFFICER" means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of the Company, or any other officer designated from time to time by the Board of Directors of the Company, which designated officer is acceptable to Administrative Agent.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation.

         "SALE AND LEASE-BACK TRANSACTION" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

         "SCHEDULE" means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

         "SEMINOLE"  means Seminole Pipeline Company, a Delaware corporation.

         "SUBORDINATED DEBT" means any Debt of the Company which is effectively subordinated to the obligations of the Company hereunder.

         "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power (irrespective of whether or not at the time capital stock or other equity interest of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Company.

         "SYNDICATION AGENT" means, Commerzbank AG New York and Grand Cayman Branches and its respective permitted successors or assigns as "Syndication Agent" under this Agreement.

         "TANGIBLE NET WORTH" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be


                                                             TERM LOAN AGREEMENT
determined in accordance with GAAP, excluding, however, from the determination of total assets (a) patents, patent applications, trademarks, copyrights and trade names, (b) goodwill, organizational, experimental, research and development expense and other like intangibles, (c) treasury stock, (d) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or Subordinated Debt, and (e) unamortized debt discount and expense.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies of a similar nature imposed upon such Person, its income, or any of its properties, franchises, or assets.

         "TERM FACILITY" means the credit facility described in and subject to the limitations of this Agreement.

         "TERM NOTE" means a promissory note in substantially the form of Exhibit A, and all renewals and extensions of all or any part thereof.

         "TERMINATION EVENT" means (a) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for thirty (30) day notice to the PBGC), or an event described in Section 4062(f) of ERISA, or (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or any ERISA Affiliate under
Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

         "TGT" means Texas Gas Transmission Corporation, a Delaware corporation.

         "TYPE" means any type of Borrowing determined with respect to the interest option applicable thereto.

         "UNUSED COMMITMENT" means, at any time during the Commitment Period a determination thereof is to be made, the difference between the Commitment and the Principal Debt.

         "UNUSED FEE" shall have the meaning assigned to it in Section 5.3 hereof.

         "WCG" means Williams Communications Group, Inc., a Delaware corporation.

         "WFS" means Williams Field Services Group, Inc., a Delaware corporation.

         "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company or one or more of its Wholly-owned Subsidiaries.

         "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.


                                                             TERM LOAN AGREEMENT

         "WPC" means Williams Gas Pipelines Central, Inc., a Delaware corporation, formerly Williams Natural Gas Company.

         "WPL" means Williams Pipe Line Company, a Delaware corporation.

        1.2 Number and Gender of Words; Other References. Unless otherwise specified, in the Loan Papers (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions,
(c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and policies consistent with those applied in the preparation of the consolidated financial statements referred to in Section 7.5 hereof.

SECTION 2 BORROWING PROVISIONS.

         2.1 Commitments; Borrowings from Designated Lenders. (a) Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Lender severally and not jointly agrees to lend to the Company such Lender's Pro Rata Part of one or more Borrowings under the Term Facility not to exceed such Lender's Committed Sum under the Term Facility; provided that (i) each such Borrowing must occur on a Business Day during the Commitment Period; (ii) each such Borrowing shall be in an amount not less than $50,000,000 or a greater integral multiple of $1,000,000 (or the remaining balance of the Unused Commitment, if less); and (iii) on any date of determination, the Commitment Usage shall never exceed the Commitment. No amount borrowed and repaid under this Agreement may be reborrowed by the Company hereunder.

                  (b) For any Lender which is a Designating Lender, any Borrowing to be made from such Lender may from time to time be made from its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to lend by such Designated Lender; provided that if any Designated Lender elects not to, or fails to, make any such Borrowing available, its Designating Lender hereby agrees that it shall make such Borrowing available pursuant to the terms hereof. Any Borrowing actually funded by a Designated Lender shall constitute a utilization of the Designating Lender's Pro Rata Part of the Commitment for all purposes hereunder.

         2.2. Termination of Commitments. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, the Company may terminate in whole or in part the unused portion of the Commitment; provided that: (a) each partial termination shall be in an amount of not less than $10,000,000 or a greater integral multiple of $1,000,000; (b) the amount of the Commitment may not be reduced below the Commitment Usage after giving effect to any loan repayments on the date of such reduction; and (c) each reduction shall be allocated Pro Rata among the Lenders in accordance with their respective Pro Rata Parts. Promptly after


                                                             TERM LOAN AGREEMENT
receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be during the Commitment Period and at least three (3) Business Days after the Company's delivery of such notice). In the event that the Commitment is reduced to zero at a time when there shall be no Principal Debt, this Agreement shall be terminated to the extent specified in Section 12.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation relating to the Term Facility then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

         2.3. Borrowing Procedure. The following procedures apply to Borrowings:

                  (a) Each Borrowing shall be made on the Company's notice (a "Notice of Borrowing," substantially in the form of Exhibit B-1) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "Borrowing Date"), which notice (i) shall be irrevocable and binding on the Company, (ii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than 11:00 a.m. New York, New York time on the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.

                  (b) Each Lender shall remit its Pro Rata Part of each requested Borrowing to Administrative Agent's principal office in New York, New York, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. New York, New York time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by the Company or waived by Determining Lenders) make such funds available to the Company by causing such funds to be deposited to the Company's account as designated to Administrative Agent by the Company. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by the Company or waived by Determining Lenders), in reliance upon such assumption (but shall not be required to), make available to the Company a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to the Company and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from the Company, together with interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from the Company. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.


                                                             TERM LOAN AGREEMENT

SECTION 3 TERMS OF PAYMENT

         3.1 Loan Accounts, Notes, and Payments.

                  (a) Principal Debt shall be evidenced by the Term Notes, one payable to each Lender in the stated principal amount of its Committed Sum.

                  (b) The Principal Debt owed to each Lender shall be further evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Lender shall be conclusive evidence absent manifest error of the amount of the Borrowings made by the Company from each Lender under the Term Facility and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company under the Loan Papers to pay any amount owing with respect to the Obligation.

                  (c) Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in New York, New York in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m., New York, New York time on the day due. Payments made after 1:00 p.m., New York, New York time, shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from the Company; provided such payment or prepayment is received by Administrative Agent prior to 1:00 p.m. New York, New York time and otherwise before 1:00 p.m. New York, New York time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

         3.2 Interest and Principal Payments.

                  (a) Interest on each Eurodollar Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Maturity Date, as applicable; provided that if any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on the date three (3) months after the commencement of such Interest Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on the last day of each calendar month, and on the Maturity Date.

                  (b) The Commitment shall be permanently canceled and reduced to $0 at the end of the Commitment Period. The Company shall pay on the Maturity Date all outstanding Principal Debt, together with all accrued and unpaid interest and fees.

                  (c) On any date of determination, if the Commitment Usage exceeds the Commitment then in effect then the Company shall make a mandatory prepayment of the Principal Debt in at least the amount of such excess, together with (i) all accrued and unpaid interest on the principal amount so prepaid and (ii) any Consequential Loss arising as a result thereof.

                  (d) After giving Administrative Agent advance written notice of the intent to prepay, the Company may voluntarily prepay all or any part of the Principal Debt from time to time and


                                                             TERM LOAN AGREEMENT
         at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 1:00 p.m. New York, New York time on (A) the third Business Day preceding the date of prepayment of a Eurodollar Rate Borrowing, and (B) one Business Day preceding the date of prepayment of a Base Rate Borrowing;
         (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Rate Borrowing or a Base Rate Borrowing); and (iii) all accrued interest on the Obligation to be prepaid must also be paid in full, to the date of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of the Company to make a prepayment on the date stated therein.

         3.3 Interest Options. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by the Company in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings, the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, as the case may be, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate subject to the terms of this Agreement, will become effective, without notice to the Company or any other Person, upon the effective date of such change.

         3.4. Quotation of Rates. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of the Company may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by the Company in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

         3.5 Default Rate. At the option of Determining Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (whether stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Company shall pay an amount equal to the difference, if any, by which (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, exceeds (b) the amount of interest actually paid or accrued on the Principal Debt.


                                                             TERM LOAN AGREEMENT

         3.7 Interest Calculations.

                  (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of
         (i) 360 days in the case of a Eurodollar Rate Borrowing or a Base Rate Borrowing calculated with reference to the Federal Funds Rate (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may
         be) and (ii) 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing calculated with reference to the Prime Rate. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

                  (b) The provisions of this Agreement relating to calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Paper, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if a Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Company. In determining if the interest paid or payable exceeds the Maximum Rate, the Company and Lenders shall, to the maximum extent permitted under applicable Law,
(a) treat all Borrowings as but a single extension of credit (and Lenders and the Company agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment otherwise payable under the Loan Papers as an expense, fee, or premium, rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and
(d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

         3.9 Interest Periods. When the Company requests any Eurodollar Rate Borrowing, the Company may elect the interest period (each an "Interest Period") applicable thereto, which shall be, at the Company's option, in respect of any Eurodollar Rate Borrowing, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of six (6) Interest Periods shall be in effect at one time.


                                                             TERM LOAN AGREEMENT

         3.10 Conversions. The Company may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "Notice of Conversion," substantially in the form of Exhibit B-2) of such intent no later than 11:00 a.m. New York, New York, time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 11:00 a.m. New York, New York time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent the Company's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate.

         3.11 Order of Application.

                  (a) So long as no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied in the order and manner as the Company may direct; provided that, each such payment or prepayment (other than payments of fees payable solely to any Agent or a specific Lender) shall be allocated among Lenders in proportion to their respective Pro Rata Parts appropriate for the Term Facility in respect of which such payments were made.

                  (b) If a Default or Potential Default has occurred and is continuing (or if the Company fails to give directions as permitted under Section 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to the ratable payment of all fees and expenses for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Papers (as used in this Section 3.11(b), a "ratable payment" for any Lender or Agents shall be, on any date of determination, that proportion which the portion of the total fees and indemnities owed to such Lender or Agents bears to the total aggregate fees and indemnities owed to all Lenders or Agents on such date of determination); (ii) to the Pro Rata payment of all accrued and unpaid interest on the Principal Debt; (iii) to the Pro Rata payment of the remaining Principal Debt in such order as Determining Lenders may elect (provided that, Determining Lenders will apply such proceeds in an order that will minimize any Consequential Loss); and (vii) to the payment of the remaining Obligation in the order and manner Determining Lenders deem appropriate.

         3.12 Sharing of Payments, Etc.. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. the Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such


                                                             TERM LOAN AGREEMENT
participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

         3.13 Offset. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which the Company may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation owed to such Lender.

         3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that no Affiliate shall be entitled to receive any greater payment under Section 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

         4.1 Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Borrowings (other than with respect to taxes imposed on the taxable net income of such Lender by any jurisdiction within which such Lender is incorporated or organized or has its principal office, or within which such Applicable Lending Office is located, or by any other jurisdiction in which such Lender is deemed to be doing business);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

                  and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Rate Borrowing, then the Company shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction


                                                             TERM LOAN AGREEMENT
                  as provided in Section 4.1(c) below. If any Lender requests compensation by the Company under this Section 4.1(a), the Company may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that the Company shall not be obligated to pay any such additional amount or amounts incurred or accruing more than ninety (90) days prior to the date on which the affected Lender gives written notice thereof in accordance with Section 4.1(c) below.

                  (c) Each Lender shall promptly notify the Company and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Company and Administrative Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid hereunder which shall be presumed correct in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

                  (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Determining Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

         then Administrative Agent shall give the Company prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate


                                                             TERM LOAN AGREEMENT

         Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify the Company thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of Section 4.4 shall be applicable).

         4.4 Treatment of Affected Loans. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to Sections 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Company with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                  (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to the Company (with a copy to Administrative Agent) that the circumstances specified in Sections 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held Pro Rata (as to principal amounts, Types, and Interest Periods).

         4.5 Compensation; Replacement of Lenders.

                  (a) Upon the request of any Lender, the Company shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any Consequential Loss; provided that, in each case, the Person claiming such Consequential Loss has furnished the Company with a reasonably detailed statement of such loss, which statement shall be conclusive in the absence of manifest error.

                  (b) If any Lender requests compensation under Sections 4.1 or if the Company is required to pay additional amounts to or for the account of any Lender pursuant to Section 4.6 (collectively, "Additional Amounts"), then the Company may, at its sole expense and effort, upon written notice to such Lender and Administrative Agent, require such Lender to assign and


                                                             TERM LOAN AGREEMENT
         delegate, without recourse, all its interests, Rights, and obligations under this Agreement and the other Loan Papers to an Eligible Assignee that shall assume such obligations; provided that, (i) the Company shall have received the prior written consent of Administrative Agent to any such assignment; (ii) such Lender shall have received payment from the Company of any Additional Amounts owed to such Lender by the Company for periods prior to the replacement of such Lender and any costs incurred as a result of such replacement of a Lender; (iii) such assignment will result in reduction or elimination of the Additional Amounts; and (iv) such assignment and acceptance shall be made in accordance with, and subject to the requirements and restrictions contained in, Section 12.13(b), other than the restrictions imposed by
         Section 12.13(b)(iv). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrowing to require such assignment and delegation cease to apply.

         4.6 Taxes.

                  (a) Any and all payments by the Company to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by any jurisdiction within which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is incorporated or organized, or any political subdivision thereof, or by any other jurisdiction in which such Lender or Administrative Agent, as the case may be, is deemed to be doing business under the Tax Laws thereof (all such Non-Excluded Taxes referred to as "Non-Excluded Taxes"). If the Company shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) within thirty (30) days after the date of any payment of Non-Excluded Taxes, the Company shall furnish to Administrative Agent, at its address listed in Schedule 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Company agrees to pay any and all present or future stamp or documentary taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other Taxes").

                  (c) THE COMPANY AGREES TO INDEMNIFY EACH LENDER AND ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY THE COMPANY AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY THE COMPANY OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.6) PAID BY SUCH LENDER OR ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender


                                                             TERM LOAN AGREEMENT
         listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Company and Administrative Agent with
         (i) two duly completed, accurate, and signed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) a duly completed, accurate and signed Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.

                  (e) For any period with respect to which a Lender has failed to provide the Company and Administrative Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in Law, other than any change in the nature of an anti-treaty shopping or limitation on benefits or similar provision, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Company is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 4.6 shall survive the termination of the Commitment and the payment in full of the Notes.

SECTION 5 FEES

         5.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this Section 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with Section 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days.

         5.2 Fees of Administrative Agent and Arranger. The Company shall pay to Administrative Agent or Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of January 26, 2000], between the Company, Administrative


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

Agent, and Arranger, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

         5.3 Commitment Fee. The Company shall pay a commitment fee equal to 0.125% per annum on the average daily amount of the Unused Commitment during the Commitment Period, payable to the Administrative Agent (for the Pro Rata benefit of the Lenders) on the last day of the Commitment Period (the "Unused Fee").

SECTION 6 CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Closing. This Agreement shall not become effective unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on Schedule 6.1.

         6.2 Conditions Precedent to Each Borrowing. In addition to the conditions stated in Section 6.1, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, unless on the date of such Borrowing (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Notice of Borrowing; (b) all of the representations and warranties of the Company set forth in the Loan Papers are true and correct in all material respects on and as of the date of Borrowing as if made on and as of such date; (c) no Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Borrowing requested; and
(d) the funding of such Borrowings is permitted by Law. Each Notice of Borrowing delivered to Administrative Agent shall constitute the representation and warranty by the Company to Administrative Agent that the statements in clauses
(b), (c) and (d) above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Determining Lenders, Lenders may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Determining Lenders specifically waive each such item in writing.

SECTION 7 REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Agreement and to make the loans herein provided for, the Company hereby covenants, represents and warrants to the Administrative Agent and to each Lender that:

         7.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Company and its Subsidiaries taken as a whole. Each Subsidiary of the Company is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Subsidiaries taken as a whole. Each Subsidiary has all powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Company and its Subsidiaries taken as a whole.


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

         7.2 Authorization and Power. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (a) the Company's charter or by-laws or (b) law or any contractual restriction binding on or affecting the Company and will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Company's corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) the Company's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Company and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         7.3 Approvals and Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required for such Borrowing or the use of the proceeds of such Borrowing.

         7.4 Enforceable Obligation. This Agreement has been duly executed and delivered by the Company, and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. The Notes of the Company are, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's rights generally and by general principles of equity.

         7.5 Financial Condition. The Consolidated balance sheet of the Company and its Subsidiaries as at December 31,1999, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, duly certified by an authorized financial officer of the Company, fairly present, the Consolidated financial condition of the Company and its Subsidiaries as at such date and the Consolidated results of operations of the Company and its Subsidiaries for the year ended on such date, all in accordance with GAAP consistently applied. Since December 31, 1999, there has been no material adverse change in the condition or operations of the Company or its Subsidiaries.

         7.6 No Material Controversies. Except as set forth in the Public Filings or in Schedule II or as otherwise disclosed in writing to the Administrative Agent after the date hereof and approved by the Administrative Agent and the Determining Lenders, there is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any Subsidiary before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Agreement.

         7.7 Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         7.8 ERISA Compliance. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency exists. Neither the Company nor any ERISA



                                                             TERM LOAN AGREEMENT

Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and the Company is not aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

         7.9 Taxes. As of the date of this Agreement, the United States federal income tax returns of the Company and its material Subsidiaries (other than material Subsidiaries not in existence on December 31, 1995) have been examined through the fiscal year ended December 31, 1995. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any such Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its material Subsidiaries in respect of taxes are adequate.

         7.10 Holding Company. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.11 Environmental Compliance. Except as set forth in the Public Filings or as otherwise disclosed in writing to the Administrative Agent after the date hereof and approved by the Administrative Agent and the Determining Lenders, the Company and its material Subsidiaries are in compliance in all material respects with all Environmental Protection Statutes to the extent material to their respective operations or financial condition. Except as set forth in the Public Filings or as otherwise disclosed in writing to the Administrative Agent after the date hereof and approved by the Administrative Agent and the Determining Lenders, the aggregate contingent and non-contingent liabilities of the Company and its Subsidiaries (other than those reserved for in accordance with GAAP and set forth in the financial statements regarding the Company referred to in Section 7.5 and delivered to the Administrative Agent) which are reasonably expected to arise in connection with (a) the requirements of Environmental Protection Statutes or (b) any obligation or liability to any Person in connection with any Environmental matters (including, without limitation, any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) does not exceed 10% of the Consolidated Tangible Net Worth of the Company (excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which the Company reasonably expects to recover from ratepayers of its Subsidiaries).

         7.12 Use of Proceeds.

                  (a) No proceeds of any Borrowings will be used for any purposes or in any manner not permitted by Section 8.15.

                  (b) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by Section 8.15) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets of the Company will be represented by


                                                             TERM LOAN AGREEMENT

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

         such margin stock and not more than twenty-five percent (25%) of the value of the assets of the Company and its Subsidiaries will be represented by such margin stock.

SECTION 8 COVENANTS

         The Company covenants and agrees to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings under this Agreement and thereafter until the payment in full of the Principal Debt and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Determining Lenders:

         8.1 Compliance with Laws, Etc. The Company shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Subsidiaries taken as a whole), such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or upon any of its property or any property of any of its Subsidiaries, and all lawful claims which, if unpaid, might become a Lien upon any property of it or any of its Subsidiaries, provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with GAAP, if required by such principles, have been provided on the books of the Company or any of its Subsidiaries, as the case may be.

         8.2 Financial Statements, Reports and Documents. The Company shall deliver to the Administrative Agent copies of the following:

                  (a) as soon as possible and in any event within five (5) days after the occurrence of each Default or Potential Default, continuing on the date of such statement, a statement of an authorized financial officer of the Company setting forth the details of such Default or Potential Default and the actions, if any, which the Company has taken and proposes to take with respect thereto;

                  (b) as soon as available and in any event not later than sixty
         (60) days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an authorized financial officer of the Company as having been prepared in accordance with GAAP, together with a certificate of said officer (i) stating that he has no knowledge that a Default or Potential Default has occurred and is continuing or, if a Default or Potential Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Company proposes to take with respect thereto, and
         (ii) showing in detail the calculation supporting such statement in respect of Section 8.6;

                  (c) as soon as available and in any event not later than one hundred five (105) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case prepared in


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                                       28
         accordance with GAAP and certified by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Administrative Agent, together with a certificate of such accounting firm to the Administrative Agent (i) stating that, in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Potential Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Potential Default has occurred and is continuing, a statement as to the nature thereof, and (ii) showing in detail the calculations supporting such statement in respect of Section 8.6;

                  (d) such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Company or any of its material Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request;

                  (e) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which the Company sends to any of its security holders, and copies of all final reports and final registration statements which the Company or any material Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (f) as soon as possible and in any event (i) within thirty
         (30) Business Days after the Company or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred and (ii) within thirty (30) Business Days after the Company or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur, a statement of the chief financial officer or chief accounting officer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                  (g) promptly and in any event within twenty-five (25) Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or such ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (h) within thirty (30) days following request therefor by the Administrative Agent, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) of the Company or any ERISA Affiliate with respect to each Plan;

                  (i) promptly and in any event within twenty-five (25) Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (i) the imposition of a Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Company or such ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above;

                  (j) not more than sixty (60) days (or 105 days in the case of the last fiscal quarter of a fiscal year of the Company) after the end of each fiscal quarter of the Company, a certificate of an authorized financial officer of the Company stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of the Company as of the last day of such quarter; and


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

                  (k) promptly after any change in, or withdrawal or termination of, the rating of any senior unsecured long-term debt of the Company by S&P or Moody's, notice thereof.

         8.3 Maintenance of Insurance. The Company shall maintain, and cause each of its material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or its Subsidiaries operate, provided that the Company or any of its Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.

         8.4 Preservation of Corporate Existence, Etc. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (a) in the case of any Subsidiary of the Company, where the failure of such Subsidiary to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Subsidiaries taken as a whole and (b) in the case of the Company, where the failure of the Company to preserve and maintain such rights, franchises and privileges and to so qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Company and its Subsidiaries taken as a whole.

         8.5 Liens, Etc. The Company shall not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than Permitted Liens.

         8.6 Debt. The Company shall not permit the ratio of (a) the aggregate amount of Net Debt of the Company to (b) the sum of the Consolidated Net Worth of the Company plus Net Debt of the Company to exceed (1) 0.7 to 1.0 at any time during the period beginning on the date hereof through December 31, 2000, (2)
0.675 to 1.0 at any time during the period beginning on January 1, 2001 through December 31, 2001, or (3) 0.65 to 1.0 at any time thereafter.

         8.7 Merger and Sale of Assets. The Company shall not merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit any of its material Subsidiaries to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that this Section 8.7 shall not prohibit:

                  (a) the Company and its Subsidiaries from selling, leasing or otherwise transferring their respective assets in the ordinary course of business;

                  (b) if, but only if, (x) there shall not exist a Default or Potential Default and (y) in the case of each transaction referred to in this paragraph (b) involving the Company or any of its Subsidiaries, such transaction could not reasonably be expected to impair materially the ability of the Company to perform its obligations hereunder and the Company shall continue to exist, any merger, consolidation or sale, lease or other transfer of assets that does not involve any Person other than the Company and its Subsidiaries;


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

                  (c) if, but only if, there shall not exist or result a Default or Potential Default, the Company and its Subsidiaries from selling, leasing or otherwise transferring their respective gathering assets and other production area facilities, or the stock of any Person substantially all of the assets of which are gathering assets and other production area facilities, to the Company or to a Subsidiary for consideration that is not materially less than the net book value of such assets and facilities; or

                  (d) sales of receivables of any kind.

         8.8 Agreements to Restrict Dividends and Certain Transfers. The
Company shall not enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or restriction on the ability of any Subsidiary of the Company (a) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Company or to any Subsidiary of the Company; or (b) to make loans or advances to the Company or any Subsidiary of the Company, except (i) encumbrances and restrictions on any immaterial Non-Borrowing Subsidiary (as defined in the Primary Credit Agreement) of the Company (other than WPC and WFS), (ii) those encumbrances and restrictions existing on the date hereof and described in Schedule I, and (iii) other encumbrances and restrictions now or hereafter existing of the Company or any of its Subsidiaries that are not more restrictive in any material respect than the encumbrances and restrictions with respect to the Company or its Subsidiaries described in Schedule I.

         8.9 Loans and Advances. The Company shall not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any obligations or debt securities of, any Subsidiary of the Company, except that the Company may make and permit to remain outstanding loans and advances to its Subsidiaries (and such Subsidiaries may borrow or otherwise receive such loans and advances) if each such loan or advance (excluding loans and advances to a Subsidiary of the Company if the aggregate principal amount of all such excluded loans and advances to such Subsidiary does not exceed $100,000) is evidenced by a written instrument duly executed by the Subsidiary of the Company to which such loan or advance is made, and bears interest at the Company's or such Subsidiary's market rate of interest.

         8.10 Maintenance of Ownership of Certain Subsidiaries. The Company shall not sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any shares of or any interest in any shares of the capital stock of (a) the Principal Subsidiaries or any of their respective material Subsidiaries or (b) any Subsidiary of the Company at the time it owns any shares of or any interest in any shares of the capital stock of the Principal Subsidiaries or any of their respective material Subsidiaries; provided, however, that if, but only if, (i) there shall not exist or result a Default or Potential Default and (ii) in the case of each sale or other disposition referred to in this proviso involving the Company or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of the Company to perform its obligations hereunder and the Company shall continue to exist, this Section 8.10 shall not prohibit the sale or other disposition of the stock of any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary of the Company.

         8.11 Compliance with ERISA. The Company shall not (a) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability of the Company or any such ERISA Affiliate to the PBGC in excess of $5,000,000, or (b) permit to exist any occurrence of any Termination Event with respect to a Plan for which there is an Insufficiency in excess of $5,000,000.

         8.12 Transactions with Related Parties. The Company shall not make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other



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

transaction with, or permit any Subsidiary of the Company to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of the Company or of such Subsidiary unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to the Company or such Subsidiary in the good faith judgment of the Company.

         8.13 Guarantees. The Company shall not guarantee or otherwise become contingently liable for, or permit any of its Subsidiaries to guarantee or otherwise become contingently liable for, Debt of any Subsidiary of the Company (other than Williams Energy Services and its Subsidiaries) while a Default is continuing.

         8.14 Sale and Lease-Back Transactions. The Company shall not enter into, or permit any of its Subsidiaries to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto the Company would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by paragraph z of Schedule I.

         8.15 Use of Proceeds of Borrowings. The Company shall not use any proceeds of any Borrowings for any purpose other than general corporate purposes (including, without limitation, repurchases by the Company of its capital stock, working capital and capital expenditures) or use any such proceeds in any manner which violates or results in a violation of Law; provided, however that no proceeds of any Borrowings will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (other than any purchase of common stock of any corporation, if such purchase is not subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and is not opposed, resisted or recommended against by such corporation or its management or directors, provided that the aggregate amount of common stock of any corporation (other than Apco Argentina Inc., a Cayman Islands corporation) purchased during any calendar year shall not exceed 1% of the common stock of such corporation issued and outstanding at the time of such purchase) or in any manner which contravenes law, and no proceeds of any Borrowings will be used to purchase or carry any margin stock (within the meaning of or Regulation U issued by the Board of Governors of the Federal Reserve System), except purchases by the Company of its capital stock if, after giving effect thereto, none of the Borrowings would constitute purpose credit within the meaning of such Regulation U.

SECTION 9 DEFAULT. The term "Default" means the occurrence and continuance of any one or more of the following events:

         9.1 Payment of Obligation. The Company shall fail to pay all or any part of the principal of the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers) or shall fail to pay any other part of the Obligation (including, without limitation, interest and fees) within ten (10) days of when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers).

         9.2 Misrepresentation. Any representation or warranty made by the Company (or any of its officers) in writing under or in connection with this Agreement or in any certificate furnished under or in connection herewith shall prove to have been incorrect in any material respect when made.

         9.3 Covenants. The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 8.2 on its part to be performed or observed and such failure shall continue for five (5) Business Days after the earlier of the date notice thereof shall have been given to the Company by the Administrative Agent or any Lender or the date the Company shall have knowledge of


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

such failure, or (ii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 8.2) or any Note on its part to be performed or observed.

         9.4 Default Under Other Debt. The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $60,000,000 in the aggregate of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity thereof; provided, however, that the provisions of this Section 9.4 shall not apply to any Non-Recourse Debt of any Non-Borrowing Subsidiary (as defined in the Primary Credit Agreement) of the Company.

         9.5 Debtor Relief. The Company or any of its material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its material Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of thirty (30) days; or the Company or any of its material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 9.5.

         9.6 Judgments. Any judgment or order for the payment of money in excess of $60,000,000 shall be rendered against the Company or any of its material Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         9.7 Employee Benefit Plans.

                  (a) Any Termination Event with respect to a Plan shall have occurred and, thirty (30) days after notice thereof shall have been given to the Company by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause
         (b) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000; or

                  (b) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $15,000,000 or requires payments exceeding $10,000,000 per annum; or


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                                       33

                  (c) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $5,000,000.

SECTION 10 RIGHTS AND REMEDIES

         10.1 Remedies Upon Default.

                  (a) If a Default exists under Section 9.5, the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation under the Term Facility shall automatically become due and payable without any action or notice of any kind whatsoever.

                  (b) If any Default exists, Administrative Agent may (and, subject to the terms of Section 11, shall upon the request of Determining Lenders) or Determining Lenders may, do any one or more of the following: (i) if the maturity of the Obligation under the Term Facility has not already been accelerated under Section 10.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of the Company in and to every account and other property of the Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, the Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Papers.

         10.2 The Company Waivers. To the extent permitted by Law, the Company hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation (or any part thereof), shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

         10.3 Performance by Administrative Agent. If any covenant, duty, or agreement of the Company is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of the Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Company, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly


                                                             TERM LOAN AGREEMENT
understood that Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of the Company.

         10.4 Delegation of Duties and Rights. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives (provided, that such delegation does not release any Lender of any of its obligations hereunder).

         10.5 Not in Control. Nothing in any Loan Paper shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of the Company, (b) preclude or interfere with compliance by the Company with any Law, or (c) require any act or omission by the Company that may be harmful to Persons or property. Any "material adverse event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by the Company with any Law or document, or that any Agent or any Lender does not expect the Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Protection Statutes. No Agent or Lender has any fiduciary relationship with or fiduciary duty to the Company arising out of or in connection with the Loan Papers, and the relationship between Agents and Lenders, on the one hand, and the Company, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of Agents and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by Agents and Lenders in their respective good faith business judgment.

         10.6 Course of Dealing. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Determining Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         10.7 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         10.8 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in Section 3.11.

         10.9 Limitation of Rights. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent or any Lender under any Loan Paper which would affect the operational, voting, or other control of the Company, shall be pursuant to any applicable state Law, and the applicable rules and regulations thereunder.

         10.10 Expenditures by Lenders. The Company shall promptly pay within thirty (30) days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by any Agent incident to any


                                                             TERM LOAN AGREEMENT

Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) following the occurrence and continuation of a Default, all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of the Company arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid by the Company.

         10.11 INDEMNIFICATION. THE COMPANY AGREES TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, ACTUAL LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) (BUT SPECIFICALLY EXCLUDING TAXES), THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR VIOLATION OF ANY LAW OR REGULATION BY SUCH INDEMNIFIED PARTY; PROVIDED, THAT THE COMPANY SHALL HAVE NO OBLIGATION HEREUNDER TO ANY AGENT OR ANY LENDER WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM (i) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY AGENT OR ANY SUCH LENDER, (ii) LEGAL PROCEEDINGS COMMENCED AGAINST ANY AGENT OR ANY SUCH LENDER BY ANY SECURITY HOLDER OR CREDITOR THEREOF ARISING OUT OF AND BASED UPON RIGHTS AFFORDED ANY SUCH SECURITY HOLDER OR CREDITOR SOLELY IN ITS CAPACITY AS SUCH, OR (iii) LEGAL PROCEEDINGS COMMENCED AGAINST ANY AGENT OR ANY SUCH LENDER BY ANY OTHER LENDER OR BY ANY PARTICIPANT (AS DEFINED IN SECTION 12.13). IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 10.11 APPLIES, EXCEPT AS PROVIDED ABOVE, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY THE COMPANY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE PARTIES HERETO AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE COMPANY HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE COMPANY CONTAINED IN THIS SECTION 10.11 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.


                                                             TERM LOAN AGREEMENT

SECTION 11 AGREEMENT AMONG LENDERS

         11.1 Administrative Agent.

                  (a) Each Lender hereby appoints Credit Lyonnais New York Branch (and Credit Lyonnais New York Branch hereby accepts such appointment) as its nominee and agent, in its name and on its behalf:
         (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of Lenders are to be made available to the Company under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from the Company under the Loan Papers (including written disclosures pursuant to Section 8.2 (other than pursuant to Section 8.2
         (d), which shall only be distributed to the requesting Lender), Section
         7.6 and Section 7.11); (vii) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (ix) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders or Determining Lenders (when entitled to so authorize) from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

                  (b) Administrative Agent may resign at any time as Administrative Agent under the Loan Papers by giving written notice thereof to Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign as Administrative Agent, then Determining Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Determining Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Administrative Agent's resignation as Administrative Agent under the Loan Papers, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers.

                  (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include


                                                             TERM LOAN AGREEMENT

         Administrative Agent; and any resignation of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and the Company agree that Administrative Agent is not a fiduciary for Lenders or for the Company but simply is acting in the capacity described herein to alleviate administrative burdens for both the Company and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or the Company except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with the Company, act as trustee or depositary for the Company, or otherwise be engaged in other transactions with the Company (collectively, the "other activities") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of the Company which are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of the Company arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of the Company arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably. Each Lender acknowledges that, and consents to, Credit Lyonnais New York Branch's also serving as Administrative Agent under that certain Letter of Credit and Reimbursement Agreement of even date herewith among the Company, Credit Lyonnais New York Branch, as "Administrative Agent," and certain financial institutions party thereto.

         11.2 Expenses. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Papers if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         11.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

         11.4 Delegation of Duties; Reliance. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal


                                                             TERM LOAN AGREEMENT

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

matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to Section 12.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge thereof or Administrative Agent has been notified thereof by a Lender or the Company, and (d) be entitled to consult with legal counsel (including counsel for the Company), independent accountants and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         11.5 Limitation of Liability.

                  (a) None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents, or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent requests instructions from Lenders or Determining Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, such Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall any Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against any Agent as a result of such Agent's acting or refraining from acting hereunder in accordance with the instructions of Determining Lenders.

                  (c) No Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of the Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of the Company. Each Lender agrees to indemnify Agents and their respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers


                                                             TERM LOAN AGREEMENT
         or any action taken or omitted by them under the Loan Papers, to the extent such Agents and their respective Representatives are not reimbursed for such amounts by the Company (provided that, no Agent or its Representatives shall have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct); and provided, further, that no Designated Lender shall be liable for any payment under this Section 11.5(c) so long as, and to the extent that, its Designating Lender makes such payments in accordance with, and at the time required by, the terms of this Agreement.

         11.6 Default; Collateral. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Determining Lenders. In actions with respect to any property of the Company, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Company to the Obligation shall be construed as being for the ratable benefit of each Lender. If Administrative Agent acquires any security for the Obligation or any guaranty of the Obligation upon or in lieu of foreclosure, the same shall be held for the Pro Rata benefit of all Lenders.

         11.7 Limitation of Liability. To the extent permitted by Law (a) no Agent (acting in their respective agent capacities) shall incur any liability to any other Lender or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) no Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

         11.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

         11.9 Benefits of Agreement. Except for the representations and covenants in Section 11.1(c) in favor of the Company, none of the provisions of this Section 11 shall inure to the benefit of the Company or any other Person other than Lenders; consequently, neither the Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or Lender to comply with such provisions.

         11.10 Agents. None of the Lenders identified in this Agreement as "Syndication Agent" or "Documentation Agent" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Syndication Agent" or "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender.

         11.11 Obligation Several. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 12 MISCELLANEOUS

         12.1 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.


                                                             TERM LOAN AGREEMENT

         12.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if in the case of any such payment in respect of a Eurodollar Rate Borrowing the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         12.3 Communications. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender is set forth on Schedule 2.1, and for the Company is the address set forth by the Company's signature on the signature page of this Agreement. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Timothy Powers.

         12.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         12.5 Exceptions to Covenants. The Company shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

         12.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of any Agent or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

         12.7 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

         12.8 Invalid Provisions. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and the Company agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.


                                                             TERM LOAN AGREEMENT

         12.9 Entirety. THE RIGHTS AND OBLIGATIONS OF THE COMPANY, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY THE COMPANY, ANY LENDER, OR ANY AGENT (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY, LENDERS, AND AGENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         12.10 Jurisdiction; Venue; Service of Process; Jury Trial. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN OR SOUTHERN DISTRICT OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT,
(C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, AND (E) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Company and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 12.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         12.11 Amendments, Consents, Conflicts, and Waivers.

                  (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by the Company and Determining Lenders, and, in the case of any matter affecting Administrative Agent, by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver if the Company and Determining Lenders, and, in the case of any matter affecting Administrative Agent, Administrative Agent, have approved same.


                                                             TERM LOAN AGREEMENT

                  (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by the Company and executed (or approved, as the case may be) by each Lender, and, in the case of any matter affecting Administrative Agent, by Administrative
         Agent: (i) extends the due date or decreases the amount of any scheduled payment of the Obligation arising under Loan Papers beyond the date specified in the Loan Papers; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Lenders hereunder (except such reductions as are contemplated by this Agreement); or (iii) reduces the percentage specified in the definition of "Determining Lenders"; (iv) changes this clause (b) or any other matter specifically requiring the consent of all Lenders hereunder; or (v) consents to the assignment or transfer of the Company of any of its rights and obligations under this Agreement. Without the consent of such Lender, no Lender's "Committed Sum" under the Term Facility may be increased. Without the consent of Administrative Agent and Determining Lenders, no provision of Section 11 may be amended, modified, or waived. Each Designating Lender shall act on behalf of its Designated Lender with respect to any rights of its Designated Lender to grant or withhold any consent hereunder to the fullest extent it has been so delegated to act by its Designated Lender pursuant to its Designation Agreement.

                  (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

                  (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Determining Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         12.12 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by the Company, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and the Company, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         12.13 Successors and Assigns; Assignments and Participations.

                  (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.


                                                             TERM LOAN AGREEMENT

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or a portion of its Borrowings and its Note); provided, however, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment shall be in an amount at least equal to $10,000,000 (or such lower amount as may be requested by a Lender and agreed to by Administrative Agent, acting in its sole discretion);

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes; and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of Exhibit C hereto, together with any Notes subject to such assignment and a processing fee of $3,000.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, the Company shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

                  (c) Administrative Agent shall maintain at its address referred to in Section 12.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recondition of the names and addresses of the Lenders and their respective Committed Sums, and principal amount of the Borrowings owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this Section 12.13,
         Schedule 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums of the assignor and assignee.

                  (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.


                                                             TERM LOAN AGREEMENT

                  (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable Law, at any time sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) the Company and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold the Company and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Section 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as the Company shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under Section 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are provided by this Agreement), or releases any guaranty or collateral, if any, for the Obligation (except such releases as are contemplated by this Agreement); provided that, in those cases where a Participant is entitled to the benefits of Section 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                  (f) Any Lender may at any time designate not more than one Designated Lender to fund Borrowings on behalf of such Designating Lender subject to the terms of this Section 12.13(f), and the provisions of Sections 12.13(b) and 12.13(e) shall not apply to such designation. No Lender may have more than one Designated Lender at any time. Such designation may occur either by the execution of the signature pages hereof by such Lender and Designated Lender next to the appropriate "Designating Lender" and "Designated Lender" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided, that any Lender and its Designated Lender executing the signatures pages hereof as "Designating Lender" and "Designated Lender", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be accepted by the Company and the Administrative Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Administrative Agent and the Company for their acceptance a Designation Agreement. Upon such receipt of an


                                                             TERM LOAN AGREEMENT
         appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender and consented to by the Company and the Administrative Agent, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Company and the other Lenders, whereupon, (i) the Company shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to fund Borrowings on behalf of its Designating Lender pursuant to Section 2.1(b), and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Company, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 11.5(c) hereof and any sums otherwise payable to the Company by the Designated Lender.

                  Each Designating Lender, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Lender and shall on behalf of its Designated Lender: (i) receive any and all payments made for the benefit of such Designated Lender and
         (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Papers. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Lender and need not be signed by such Designated Lender on its own behalf. The Company, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Paper, other than pursuant to an assignment to its Designating Lender pursuant to a pledge to its Liquidity Lender (if any) in accordance with Section 12.13(g) of this Agreement, or otherwise in accordance with the provisions of this Section 12.13.

                  (g) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time assign and pledge all or any portion of its Borrowings and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder and (ii) any Designated Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Designated Lender Note held by it in favor of its Liquidity Bank, and such Liquidity Bank may enforce such pledge or security interest in any manner permitted under applicable law, provided that (y) such Liquidity Bank possesses the characteristics necessary to be an Eligible Assignee under this Agreement, and (z) no such pledge shall release the Designating Lender from its obligations hereunder or grant to such Liquidity Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                  (h) Any Lender may furnish any information concerning the Company in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject, however, to Section 12.15 hereof.



                                                             TERM LOAN AGREEMENT

         12.14 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under the Loan Papers shall remain in full force and effect until termination of the Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that Section 4, Section 10, and Section 12, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, the obligations of the Company under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         12.15 Confidentiality. Administrative Agent and each Lender (each, a "Lending Party") agrees to use its best efforts to keep confidential any information furnished or made available to it by the Company pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any officer, director, employee, agent, or advisor of any Lending Party, (b) to its auditors, accountants, legal counsel or other professional advisors, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper, and (i) subject to provisions substantially similar to those contained in this Section, to any Affiliate of any Lending Party or to any actual or proposed participant or assignee. The Company hereby consents to the disclosure of any non-public information with respect to it which is related to this transaction by any Designated Lender to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Lender.

         12.16 No Bankruptcy Proceedings. Each of the Company, the Lenders and the Administrative Agent agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender; provided that the Designating Lender hereby agrees to indemnify, save and hold harmless the Company, each Lender and the Administrative Agent for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its Designated Lender.

         EXECUTED on the respective dates shown on the signature pages hereto, but effective as of the Closing Date.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]




                                                             TERM LOAN AGREEMENT

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein.



Address for notices
One Williams Center, Suite 5000                THE WILLIAMS COMPANIES, INC.,
Tulsa, Oklahoma 74172                          a Delaware corporation
Attention:  Treasurer
Telephone No.: (918) 573-5551
Facsimile No.: (918) 573-2065                  By:
                                                  ------------------------------
                                               Name: James G. Ivey
                                               Title: Treasurer

With a copy to:

One Williams Center, Suite 4100
Tulsa, Oklahoma 74172
Attention: Associate General Counsel
Telephone No.: (918) 573-2613
Facsimile No.: (918) 573-4503




              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1301 Avenue of the Americas              CREDIT LYONNAIS NEW YORK BRANCH,
New York, New York 10019                 as Administrative Agent and as a Lender


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


With a copy to:

1000 Louisiana Street, Suite 5360
Houston, Texas 77002
Attention: Mr. Robert LaRocque
Telephone No.: 713-753-8733
Facsimile No.: 713-751-0307



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1230 Peachtree Street, Suite 3500        COMMERZBANK AG NEW YORK AND GRAND
Atlanta, Georgia 30309                   CAYMAN BRANCHES, as Syndication Agent,
Telephone: (404) 888-6518                as a Lender and as a Designating Lender
Facsimile: (404) 888-6539

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         FOUR WINDS FUNDING CORPORATION, as a
                                         Designated Lender


                                         By   Commerzbank Aktiengesellchaft, as
                                              Administrator and Attorney-in-Fact

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1100 Louisiana Street, Suite 3000        THE BANK OF NOVA SCOTIA,
Houston, Texas 77002                     as Documentation Agent and as a Lender
Telephone: (713) 759-3445
Facsimile: (713) 752-2425

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1020 19th Street, NW, Suite 500          ABU DHABI INTERNATIONAL BANK INC.,
Washington, DC 20036                     as a Lender
Telephone: (202) 842-7956
Facsimile: (202) 842-7955

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


470 Park Avenue South                    BANK POLSKA KASA OPIEKI S.A.,
32nd Street, 15th Floor                  as a Lender
New York, New York
Telephone: (212) 251-1245
Facsimile: (212) 679-5910

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


450 Park Avenue, Suite 2900              BANQUE WORMS CAPITAL CORP.,
New York, New York 10022-2698            as a Lender
Telephone: (212) 826-5479
Facsimile:  (212) 593-4854

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1 World Trade Center, Suite 3211         CHANG HWA COMMERCIAL BANK, LTD.,
New York, New York 10048                 NEW YORK BRANCH, as a Lender
Telephone: (212) 390-7063
Facsimile: (212) 390-0120

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1 World Trade Center, 48th Floor         THE DAI-ICHI KANGYO BANK, LTD., as a
New York, New York 10048                 Lender
Telephone: (212) 432-6627
Facsimile: (212) 912-1879

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


380 Madison Avenue, 21st Floor           GULF INTERNATIONAL BANK,
New York, New York 10017                 as a Lender
Telephone:  (212) 922-2323
Facsimile:  (212) 922-2309

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


2 World Trade Center, Suite 2846         HAU NAN COMMERCIAL BANK, LTD.,
New York, New York 10048                 as a Lender
Telephone: (212) 488-2330
Facsimile: (212) 912-1050

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


150 East 42nd Street, 29th Floor         BAYERISCHE HYPO-UND
New York, New York 10017                 VEREINSBANK AG, NEW YORK
Telephone: (212) 672-5446                BRANCH,as a Lender
Facsimile: (212) 672-5530

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


245 Peachtree Center Avenue, Suite 2550 KBC BANK N.V., as a Lender Atlanta, Georgia 30303
Telephone: (404) 584-5466
Facsimile: (404) 584-5465

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


Grosse Bleiche 54-56                     LANDESBANK RHEINLAND-PFALZ
Mainz, Germany 55092                     GIROZENTRALE,
Telephone: (011) 49-61-31-3580           as a Lender
Facsimile:

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


Ulsulenan Strasse                        LANDESBANK SAAR GIROZENTRALE,
Saabrucken, Germany 266111               as a Lender
Telephone: (011) 49-681-383-1476

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


2250 East 73rd Street, Suite 200         LOCAL OKLAHOMA BANK, N.A.,
Tulsa, Oklahoma 74136                    as a Lender
Telephone: (918) 494-3874
Facsimile: (918) 495-1284

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


299 Park Avenue, 17th Floor              NATIONAL BANK OF KUWAIT, S.A.K.,
New York, New York 10171                 GRAND CAYMAN BRANCH, as a
Telephone: (212) 303-9878                Lender
Facsimile: (212) 888-2958

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1200 Smith Street, Suite 3100            PARIBAS, as a Lender
Houston, Texas 77002
Telephone: (713) 982-1156
Facsimile: (713) 859-6915

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


Wall Street Plaza                        THE ROYAL BANK OF SCOTLAND, plc,
88 Pine Street, 26th Floor               as a Lender
New York, New York 10005-1801
Telephone: (212) 269-1706
Facsimile: (212) 480-0791

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


277 Park Avenue, 6th Floor               THE SUMITOMO BANK, LIMITED,
New York, New York 10172                 as a Lender
Telephone: (212) 224-4194
Facsimile: (212) 224-5188

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


1251 Avenue of the Americas              THE INDUSTRIAL BANK OF JAPAN TRUST
New York, New York 10020                 COMPANY
Telephone: (212) 282-4065                as a Lender
Facsimile: (212) 282-4250

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------




              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

         Signature Page to that certain Term Loan Agreement dated as of April 7, 2000, among The Williams Companies, Inc., as the Company, Credit Lyonnais New York Branch, as Administrative Agent and as a Lender, Commerzbank AG, as Syndication Agent and as a Lender, The Bank of Nova Scotia, as Documentation Agent and as a Lender, and certain Lenders named therein, including the undersigned.


55 East 52nd Street, 11th Floor          THE TOKAI BANK, LIMITED - NEW
New York, New York 10055                 YORK BRANCH, as a Lender
Telephone: (212) 339-1052
Facsimile: (212) 832-1428

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

With a copy to:


Attention:
Telephone No.:
Facsimile No.:



              [THIS IS A SIGNATURE PAGE TO THE TERM LOAN AGREEMENT]

                                    EXHIBIT A

                                FORM OF TERM NOTE

$_______________  April 7, 2000


                  FOR VALUE RECEIVED, the undersigned, THE WILLIAMS COMPANIES, INC., a Delaware corporation ("The Company"), hereby promises to pay to the order of ____________ (the "Lender"), at the offices of CREDIT LYONNAIS NEW YORK BRANCH, as Administrative Agent for the Lender and others as hereinafter described, on the Maturity Date, the lesser of (i) __________($ ) and (ii) the aggregate Principal Debt disbursed by the Lender to the Company and outstanding and unpaid on the Maturity Date (together with accrued and unpaid interest thereon).

         This note has been executed and delivered under, and is subject to the terms of, the Term Loan Agreement, dated as of April 7, 2000 (as amended, modified, supplemented, or restated from time to time, the "Agreement"), among the Company, the Lender and other lenders named therein, and the Administrative Agent, and is one of the "Term Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Agreement have the meaning given to such terms in the Agreement. Reference is made to the Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.8 of the Agreement for usury savings provisions.

         THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE COMPANY AND THE LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

                                             THE WILLIAMS COMPANIES, INC.


                                        By
                                             ----------------------------------
                                             James G. Ivey
                                             Treasurer


                                                                     EXHIBIT B-1

                                                                     EXHIBIT B-1

                           FORM OF NOTICE OF BORROWING


                             -------------- --, ----

Credit Lyonnais New York Branch,
         as Administrative Agent for the
         Lenders as defined in the Term
         Loan Agreement referred to below
1301 Avenue of the Americas
New York, New York 10019

Attn:
         Fax:  (214)

         Reference is made to the Term Loan Agreement, dated as of (as amended, modified, supplemented, or restated from time to time, "Agreement"), among the undersigned, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement. The undersigned hereby gives you notice pursuant to the Agreement that it requests a Borrowing under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)      Borrowing Date of Borrowing*                               (A)
                                                                        --------
(B)      Amount of Borrowing**                                      (B)
                                                                        --------
(C)      Type of Borrowing***                                       (C)
                                                                        --------
(D)      For a Eurodollar Rate Borrowing, the Interest Period
and the last day thereof****                                        (D)
                                                                        --------

         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to ______________________________________.

         The Company hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

                  (a) this Borrowing will not cause the Commitment Usage to exceed the Commitment;

                  (b) all of the representations and warranties of any the Company set forth in the Loan Papers are true and correct in all material respects;

                  (c) no Default or Potential Default has occurred and is continuing; and



                                                                     EXHIBIT B-1

                  (d) the funding of such Borrowing is permitted by Law.

                                                  Very truly yours,

                                                  THE WILLIAMS COMPANIES, INC.

                                                  By:
                                                     ---------------------------
                                                  (Name):
                                                         -----------------------
                                                  (Title)
                                                         -----------------------

Term Facility Rate:
                   ----------

Confirmed by:
             --

     * Must be a Business Day occurring during the Commitment Period and be at least three (3) Business Days following receipt by Administrative Agent of this Notice of Borrowing for any Eurodollar Rate Borrowing.
    ** Not less than $50,000,000 or a greater integral multiple of $1,000,000 (or the remaining balance of the Unused Commitment, if less).
   ***   Eurodollar Rate Borrowing or Base Rate Borrowing.
  ****   Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months.


                                                                     EXHIBIT B-1

                                   EXHIBIT B-2

                          FORM OF NOTICE OF CONVERSION

                             -------------- --, ----

Credit Lyonnais New York Branch,
         as Administrative Agent for the
         Lenders as defined in the Term
         Loan Agreement referred to below
1301 Avenue of the Americas
New York, New York 10019

Attn:
         Fax:  (214)

         Reference is made to (i) the Term Loan Agreement, dated as of _____________ (as amended, modified, supplemented, or restated from time to time, "Agreement"), among the undersigned, the Lenders named therein, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The undersigned hereby gives you notice pursuant to Section 3.10 of the Agreement that it elects to convert a Borrowing from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection, sets forth below the terms on which such election is requested to be made:

(A)      Borrowing Date of Borrowing*                                 (A)
                                                                         -------
(B)      Amount of Borrowing**                                        (B)
                                                                         -------
(C)      Type of Borrowing***                                         (C)
                                                                         -------
(D)      For conversion to, or continuation of, a Eurodollar
Rate Borrowing, the Interest Period and the last day thereof****      (D)
                                                                         -------

         On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to ______________________________________.

                                             Very truly yours,

                                             THE WILLIAMS COMPANIES, INC.


                                             By:
                                                ----------------------------
                                             (Name):
                                                    ------------------------
                                             (Title)
                                                    ------------------------

Term Facility Rate:
                   ----------

Confirmed by:
             ----------------------



                                                                     EXHIBIT B-2

     * Must be a Business Day at least three (3) Business Days following receipt by Administrative Agent of this Notice of Conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period.
    **   Not less than $5,000,000 or an integral multiple of $1,000,000.
   ***   Eurodollar Rate Borrowing or Base Rate Borrowing.
  **** Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months. In no event may the Interest Period end after the Maturity Date.



                                                                       EXHIBIT C

                                    EXHIBIT C

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         Reference is made to the Term Loan Agreement dated as of April 7, 2000 (as amended, modified, supplemented, or restated from time to time, the "Agreement") among THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "Company"), the Lenders, (each such term as defined in the Agreement), and CREDIT LYONNAIS NEW YORK BRANCH, as the Administrative Agent for Lenders ("Administrative Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's Rights and obligations under the Agreement and the related Loan Papers as of the date hereof equal to the percentage interest specified on Schedule 1. After giving effect to such sale and assignment, the Assignor's and the Assignee's Committed Sums and the amount of the Borrowings under the Term Facility owing to each of them will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to any Loan Paper or the performance or observance by any such party of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Note held by the Assignor and requests that Administrative Agent exchange such Note for new Notes. Such new Notes shall be prepared in accordance with the provisions of Section 3.1(a) of the Agreement and will reflect the respective Committed Sums of the Assignee and the Assignor after giving effect to this Assignment and Acceptance.

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the current financials statements of the Company furnished pursuant to the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for



                                                                       EXHIBIT C
this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the Rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its Rights and be released from its obligations under the Agreement.

         6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Agreement, the Notes, and loan accounts in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the other Loan Papers for periods prior to the Effective Date directly between themselves.

         7. Unless the Assignee is a Lender or an Affiliate of a Lender (and this sale and assignment is not made in connection with the sale of such Affiliate), this Assignment and Acceptance may be conditioned upon the consent of the Company and Administrative Agent pursuant to the definition of "Eligible Assignee" in the Agreement. The execution and delivery of this Assignment and Acceptance by the Company and Administrative Agent is evidence of this consent.

         8. As contemplated by Section 12.13(b)(vi) of the Agreement, the Assignor or the Assignee (as determined between the Assignor and the Assignee) agrees to pay to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $3,000.

         9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF NEW YORK.

         10. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by Telecopied shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers hereunto duly authorized as of the date specified thereon.




                                                                       EXHIBIT C

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                 (Term Facility)



1.   Assigned Interest:

     (a)   Assignor's Committed Sum prior to giving effect to the
           Assignment to Assignee                                                       $
                                                                                         --------

     (b)   Aggregate Borrowings owed to Assignor, immediately
           prior to giving effect to the assignment to Assignee                         $
                                                                                         --------

     (c)   Percentage Interest in Commitment and Borrowings being
           assigned to Assignee by Assignor.                                                     %
                                                                                         --------

2.   Adjustments after giving effect to Assignment between Assignor and Assignee:

     (a)   Assignor's Committed Sum                                                     $
                                                                                         --------

     (b)   Assignee's Committed Sum acquired from Assignor
           pursuant to this Assignment                                                  $
                                                                                         --------

     (c)   Assignor's aggregate Borrowings                                              $
                                                                                         --------

     (d)   Assignee's Borrowings acquired from Assignor pursuant to
           this Assignment                                                              $
                                                                                         --------


3.   Effective Date (if other than date of acceptance by Administrative
     Agent):                                                                    *                  ,
                                                                                 -------------- ---  ------



                                                                       EXHIBIT C

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                 (Term Facility)
                                  (Page 2 of 2)




                                             [NAME OF ASSIGNOR], as Assignor


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------

                                             Dated:
                                                   ----------------------------


                                             [NAME OF ASSIGNEE], as Assignee


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------
                                             Dated:
                                                   ----------------------------



                                                                       EXHIBIT C

     If Section 12.13(b) and clause (c) of the definition of "Eligible Assignee" of the Agreement so require, the Company and Administrative Agent consent to this Assignment and Acceptance.

                                             THE WILLIAMS COMPANIES, INC.,
                                             as The Company


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------
                                             Dated:
                                                   ----------------------------


                                             CREDIT LYONNAIS NEW YORK BRANCH,
                                             as Administrative Agent


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------
                                             Dated:
                                                   ----------------------------


     * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Administrative Agent.




                                                                       EXHIBIT C

                                    EXHIBIT D

                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY




Credit Lyonnais New York Branch, in its capacities as
   Administrative Agent
Commerzbank AG New York and Grand Cayman Branches, as Syndication Agent The Bank of Nova Scotia, as Documentation Agent

Each of the Lenders named in Schedules 2.1 to the Agreement referred to below

         Re:   Term Loan Facility of The Williams Companies, Inc.

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 6.1 of the Term Loan Agreement dated as of April 7, 2000 (the "Agreement"), by and among The Williams Companies, Inc. (the "Company"), the Lenders described therein, The Bank of Nova Scotia, as Documentation Agent, Commerzbank AG New York and Grand Cayman Branches, as Syndication Agent, and Credit Lyonnais New York Branch, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Agreement are used herein as therein defined.

         I am the General Counsel of the Company, and I and other attorneys acting under my supervision have acted as counsel for the Company in connection with the preparation, execution, and delivery of the Agreement.

         In that connection, I or attorneys acting under my supervision have examined:

         (1) Original counterparts of the Agreement executed by the Company, the Lenders, and the Agents;

         (2) The documents furnished by the Company pursuant to Section 6.1 of the Agreement;

         (3) The Certificate of Incorporation of the Company and all amendments thereto (the "Charter");

         (4) The Bylaws of the Company and all amendments thereto (the "Bylaws"); and

         (5) The Certificate of the Secretary of State of the State of Delaware dated March 31, 2000, attesting to the continued corporate existence and good standing of the Company in that State.

         I, or attorneys acting under my supervision, have also examined the originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and of officers of the Company and agreements, instruments, and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me or attorneys acting under my supervision, relied upon certificates of officers of the Company or of public officials. I have assumed (i) the genuineness of the signatures of the Agents and the Lenders, (ii) the capacity of the signing officers of the



                                                                       EXHIBIT D

Agents and the Lenders, (iii) the authenticity of all documents submitted to me as originals and the conformity with the authentic originals of all documents submitted to me as copies, and (iv) the due execution and delivery, pursuant to due authorization, of the Agreement by the Agents and the Lenders and the enforceability (subject to limitations on enforceability of the types referred to in paragraphs (a) through (c) of this opinion) of the Agreement against the Agents and the Lenders.

         Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

                  1. The Company (a) is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and (b) possesses all requisite corporate authority and power to conduct its business and execute, deliver, and comply with the terms of the Loan Papers, which have been duly authorized and approved by all necessary corporate action and for which, to the best of my knowledge, no approval or consent of any Person or Governmental Authority is required which has not been obtained.

                  2. Each of the Loan Papers has been duly executed and delivered by the Company.

                  3. The Loan Papers evidence the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  4. The execution, delivery, and performance by the Company of the Loan Papers, and the Borrowings and use of the proceeds of the Borrowings thereunder as provided therein, (i) will not violate (A) the Charter or Bylaws of the Company; (B) any provision of law applicable to the Company (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System); or (C) any contractual or legal restriction of the Company of which I am aware, after reasonable inquiry, and (ii) will not result in, or require, the creation or imposition of any Lien prohibited by the Agreement.

                  5. To my knowledge, there is no reason the Company cannot make the representations set forth in Section 7.6 of the Agreement.

                  6. The execution, delivery, and performance by the Company of each of the Loan Papers to which it is a party will not violate any applicable Law of the State of New York, except for any such violations which could not reasonably be expected to have, either individually or in the aggregate, a material and adverse effect on the operations, financial condition or business of the Company and its Subsidiaries, taken as a whole.

         The opinions set forth above are subject to the following qualifications:

                  (a) My opinion in paragraph 3 above is subject, insofar as enforceability is concerned, to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors' rights and remedies generally.

                  (b) My opinion in paragraph 3 above is subject, insofar as enforceability is concerned, to the effect of general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (c) I express no opinion with respect to the enforceability of any of the following: indemnification provisions to the extent same are violative of federal or state securities laws,



                                                                       EXHIBIT D
         rules, or regulations or of public policy, clauses waiving right to trial by jury, exculpation clauses, clauses granting offset rights to the Agents or any Lender or against any deposits or in respect of matured claims, clauses relating to recovery of attorneys' fees in connection with the enforcement of obligations, clauses relating to releases of unmatured claims, integration clauses to the effect that no representation was made other than as appears in the Agreement, clauses purporting to waive unmatured rights, representations, warranties, or affirmative or negative covenants to the extent such representations, warranties, or affirmative or negative covenants can be construed to be independent clauses which purport to be legal, valid, binding, and enforceable by themselves, as distinguished from being clauses which trigger an event of default, and severability and similar clauses, and clauses which incorporate by reference a document, instrument, or agreement not in existence on the date hereof to the extent that any such document, instrument, or agreement is the basis of an effort to enforce the Agreement, insofar as any of the foregoing are contained in the Agreement.

                  (d) I express no opinion as to the effect on the opinions herein stated of compliance or non-compliance by the Agents or any Lender with any applicable state, federal, or other laws or regulations applying only to banks, or the legal or regulatory status of any Agent or any Lender.

                  (e) I am admitted to practice law in the States of New York and Oklahoma and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the States of New York and Oklahoma, the General Corporation Law of the State of Delaware, and the laws of the United States of America insofar as any of such laws are applicable, and I render no opinion with respect to any other laws.

                  (f) My opinion in paragraph 1 above as to the good standing of the Company is based solely on the certificate, dated as of March 31, 2000, from the Secretary of State of the State of Delaware certifying as to such matters.

         This opinion is addressed to you solely for your use in connection with the transactions contemplated by the Loan Papers, and no person other than the Agents, each Lender, each assignee which hereafter becomes a Lender as permitted by the Agreement and the law firm of Haynes and Boone, LLP is entitled to rely hereon without my prior written consent. This opinion is given as of the date hereof, and I have no obligation to revise or update this opinion subsequent to the date hereof or to advise you or any other person of any matter subsequent to the date hereof which would cause me to modify this opinion in whole or in part.

                                             Very truly yours,



                                             --------------------------------
                                             William G. von Glahn
                                             General Counsel




                                                                       EXHIBIT D

                                    EXHIBIT E

                          FORM OF DESIGNATION AGREEMENT

                          Dated _________________, 2000

         Reference is made to that certain Term Loan Agreement dated as of April 7, 2000 (as amended, supplemented or otherwise modified from time to time, the "Agreement") by and among The Williams Companies, Inc. (the "Company"), the Lenders parties thereto, and Credit Lyonnais, New York Branch, as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         [NAME OF DESIGNATING LENDER] (the "Designating Lender"), [NAME OF DESIGNEE] (the "Designee"), the Administrative Agent and the Company agree as follows:

         1. Pursuant to Section 2.1(b) of the Agreement, the Designating Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to fund Borrowings pursuant to Section 2.1(a) of the Agreement. Any delegation by Designating Lender to Designee of its rights to fund Borrowings pursuant to such Section 2.1(b) shall be effective at the time of the funding of such Borrowing and not before such time.

         2. Except as set forth in Section 7 below, the Designating Lender makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Paper or any other instrument and document furnished pursuant thereto and
(b) the financial condition of the Company or the performance or observance by the Company of any of its obligations under any Loan Paper or any other instrument or document furnished pursuant thereto.

         3. The Designee (a) confirms that it has received a copy of each Loan Paper, together with copies of the financial statements referred to in Sections
7.5 and 8.2 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Paper; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Paper are required to be performed by it as a Lender.

         4. The Designee hereby appoints [Designating Lender or a specified branch or affiliate of Designating Lender] as Designee's Administrative Agent and attorney in fact and grants to [Designating Lender or a specified branch or affiliate of Designating Lender] an irrevocable power of attorney to receive payments made for the benefit of Designee under the Agreement, to deliver and receive all communications and notices under the Agreement and other Loan Papers and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Agreement or other Loan Papers. Any document executed by such Administrative Agent on the Designee's behalf in connection with the Agreement or other Loan Papers shall be binding on the


                                                                       EXHIBIT E

Designee. The Company, the Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

         5. Following the execution of this Designation Agreement by the Designating Lender, its Designee and the Company, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

         6. Each of the Company, the Designating Lender and the Administrative Agent hereby (i) acknowledges that the Designee is relying on the non-petition provisions of Section 12.16 of the Agreement as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

         7. The Designating Lender unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Papers against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Papers or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

         8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Agreement with a right to fund Borrowings as a Designated Lender pursuant to Section 2.1(b) of the Agreement and the rights and obligations of a Designated Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee Lender which are then due and payable. Notwithstanding the foregoing, the [Designating Lender or a specified branch or affiliate of Designating Lender], as administrative agent for the Designee, shall be and remain obligated to the Company, the Administrative Agent and the Lenders for each and every of the obligations of the Designee and the Designating Lender with respect to the Agreement, including, without limitation, any indemnification obligations under
Section 11.5(c) of the Agreement and any sums otherwise payable to the Company by the Designee.

         9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.



                                                                       EXHIBIT E

         IN WITNESS WHEREOF, the Designating Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officers hereunto duly authorized as of the date first above written.

                                             [NAME OF DESIGNATING LENDER],
                                             as Designating Lender


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------


                                             [NAME OF DESIGNEE], as Designee


                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------
                                             Lending Office (and address for
                                             notices):


                                             THE WILLIAMS COMPANIES, INC.,
                                             as Company



                                             ----------------------------------
                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------

Accepted this ___ day
of __________, 2000                          Effective Date:


CREDIT LYONNAIS, NEW YORK BRANCH
as Administrative Agent


By:
   ----------------------------------
Title:



                                                                       EXHIBIT E

                                   SCHEDULE I

                                 PERMITTED LIENS


         (a) Any purchase money Lien created by the Company or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable the Company or any of its Subsidiaries to acquire the property secured by such Lien), provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

         (b) Any Lien existing on any property at the time of the acquisition thereof by the Company or any of its Subsidiaries, whether or not assumed by the Company or any of its Subsidiaries, and any Lien on any property acquired or constructed by the Company or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, which is later; provided, however, that if assumed or created by the Company or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

         (c) Any Lien created or assumed by the Company or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by the Company or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, which is later, provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

         (d) Any Lien existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company.

         (e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph (a), (b),
(c) or (d) above or (j) below, provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

         (f) Mechanics' or material men's liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of the Company or any of its Subsidiaries.

         (g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of the Company or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of the Company.



                                                                    SCHEDULE I-1

         (h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by the Company or any of its Subsidiaries of any business or the exercise by the Company or any of its Subsidiaries of any privilege or license, (ii) to enable the Company or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to the Company or any of its Subsidiaries or to enable the Company or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

         (i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by the Company or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment."

         (j) Any Lien created or assumed by a Subsidiary of the Company on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Company nor any other Subsidiary of the Company shall assume or guarantee such loans or otherwise be liable in respect thereto.

         (k) Liens incurred in the ordinary course of business upon rights-of-way.

         (l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

         (m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

         (n) The Lien of taxes and assessments which are not at the time delinquent.

         (o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by the Company or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Company or the relevant Subsidiary of the Company, as the case may be.

         (p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

         (q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of the Company and its Subsidiaries considered as a whole.

         (r) Any Liens securing Debt neither assumed nor guaranteed by the Company or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Company or any of its



                                                                    SCHEDULE I-2

Subsidiaries for pipeline, metering station or right-of-way purposes, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary.

         (s) Easements, exceptions or reservations in any property of the Company or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which is held by the Company or such Subsidiary.

         (t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary.

         (u) Any obligations or duties, affecting the property of the Company or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

         (v) (i) The Liens of any judgments in an aggregate amount for the Company and all of its Subsidiaries not in excess of $5,000,000, the execution of which has not been stayed and (ii) the Liens of any judgments in an aggregate amount for the Company and all of its Subsidiaries not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

         (w) Zoning laws and ordinances.

         (x) Any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

         (y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by the Company or any of its Subsidiaries for cash.

         (z) Any Lien not permitted by paragraphs (a) through (y) or (aa) below securing Debt of the Company and its Subsidiaries or securing any Debt of the Company and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of the Company and its Subsidiaries secured by all such Liens not so permitted by paragraphs
(a) through (y) or (aa) below plus the amount of Attributable Obligations of the Company and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 8.14 does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of the Company plus (ii) Debt of the Company and its Subsidiaries on a Consolidated basis.

         (aa) Any overriding royalties or other rights of Pacific Northwest Pipeline Corporation, a Delaware corporation ("Pacific") and Phillips Petroleum Company ("Phillips") or their respective successors in interest under a contract dated January 9, 1953, as amended, between Phillips and Pacific, to which the Company is successor in interest; and the obligations of the Company to surrender, transfer, release or reassign the leases or interests or rights to which said instruments relate under the conditions and upon the occurrence of the events specified in said instruments.



                                                                    SCHEDULE I-3

                                   SCHEDULE II

                             Material Controversies

                                      None



                                                                     SCHEDULE II

                                  SCHEDULE 2.1

                             LENDERS AND COMMITMENTS


==================================================================================================
       NAME AND ADDRESS OF LENDERS                 TERM FACILITY                   PERCENTAGE OF
                                                   COMMITTED SUMS                 TOTAL COMMITMENT
==================================================================================================
Credit Lyonnais New York Branch                    $ 50,000,000.00                   12.50000%
1301 Avenue of the Americas
New York, New York 10019
--------------------------------------------------------------------------------------------------
Commerzbank  AG New York and Grand                 $ 30,000,000.00                    7.50000%
Cayman Branches
1230 Peachtree Street, Northeast, Suite 3500
Atlanta, Georgia 30309
--------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                            $ 20,000,000.00                    5.00000%
600 Peachtree Street, Northeast, Suite 2700'
Atlanta, Georgia 30308
--------------------------------------------------------------------------------------------------
Bayerische Hypo-Und Vereinsbank AG, New York       $ 45,000,000.00                   11.25000%
Branch
150 East 42nd Street, 29th Floor
New York New York 10048
--------------------------------------------------------------------------------------------------
Industrial Bank of Japan Trust Company             $ 30,000,000.00                    7.50000%
3 Allen Center
333 Clay Street, Suite 4850
Houston, Texas 77002
--------------------------------------------------------------------------------------------------
KBC Bank N.V.                                      $ 30,000,000.00                    7.50000%
245 Peachtree Center Avenue, Suite 2550
Atlanta, Georgia 30303
--------------------------------------------------------------------------------------------------
The Royal Bank of Scotland, plc                    $ 30,000,000.00                    7.50000%
Wall Street Plaza
88 Pine Street, 26th Floor
New York, New York 20005-1801
--------------------------------------------------------------------------------------------------
Paribas                                            $ 20,000,000.00                    5.00000%
1200 Smith Street, Suite 3100
Houston, Texas 77002
--------------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.                     $ 20,000,000.00                    5.00000%
One World Trade Center, 48th Floor
New York, New York 10048
--------------------------------------------------------------------------------------------------
Hau Nan Commercial Bank, Ltd.                      $ 20,000,000.00                    5.00000%
Two World Trade Center, Suite 2846
New York, New York 10048
--------------------------------------------------------------------------------------------------


                                                                    SCHEDULE 2.1

Landesbank Rhenland-Pfalz, Girozentrale            $ 20,000,000.00                    5.00000%
Grosse Bleiche 54-56
Mainz, Germany 55092
--------------------------------------------------------------------------------------------------
Abu Dhabi International Bank Inc.                  $ 10,000,000.00                    2.50000%
1020 19th Street, Northwest, Suite 500
Washington, DC 20036
--------------------------------------------------------------------------------------------------
Chang Hwa Commercial Bank, Ltd. New York Branch    $ 10,000,000.00                    2.50000%
One World Trade Center, Suite 3211
New York, New York 10048
--------------------------------------------------------------------------------------------------
Gulf International Bank                            $ 10,000,000.00                    2.50000%
380 Madison Avenue, 21st Floor
New York, New York 10017
--------------------------------------------------------------------------------------------------
Local Oklahoma Bank, N.A.                          $ 10,000,000.00                    2.50000%
2250 East 73rd Street, Suite 200
Tulsa, Oklahoma 74136
--------------------------------------------------------------------------------------------------
National Bank of Kuwait, S.A.K., Grand Cayman      $ 10,000,000.00                    2.50000%
Branch
299 Park Avenue, 17th Floor
New York, New York 10171
--------------------------------------------------------------------------------------------------
The Sumitomo Bank, Limited                         $ 10,000,000.00                    2.50000%
277 Park Avenue, 6th Floor
New York, New York 10172
--------------------------------------------------------------------------------------------------
The Tokai Bank, Limited - New York Branch          $ 10,000,000.00                    2.50000%
55 East 52nd Street, 11th Floor
New York, New York 10055
--------------------------------------------------------------------------------------------------
Bank Polska Kasa Opieki S.A.                       $  5,000,000.00                    1.25000%
470 Park Avenue South
32nd Street, 15th Floor
New York, New York 10016
--------------------------------------------------------------------------------------------------
Banque Worms Capital Corp.                         $  5,000,000.00                    1.25000%
450 Park Avenue, Suite 2900
New York, New York 10022-2698
--------------------------------------------------------------------------------------------------
Landesbank Saar Girozentrale                       $  5,000,000.00                    1.25000%
Ulsulenan Strasse
Saabrucken, Germany 266111

--------------------------------------------------------------------------------------------------
                      Totals                       $400,000,000.00                    100.000%
==================================================================================================



                                                                    SCHEDULE 2.2

                                  SCHEDULE 6.1

                         CONDITIONS PRECEDENT TO CLOSING


         The Agreement shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of __________________, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

         1. The Agreement. The Agreement (together with all Schedules and Exhibits thereto) executed by the Company, each Lender, the Syndication Agent, the Documentation Agent, and Administrative Agent.

         2. Notes. A Term Note in the form of Exhibit A, payable to each requesting Lender.

         3. Certificate of Incorporation. A copy of the Certificate of Incorporation of the Company, accompanied by certificates that such copy is correct and complete, one dated a Current Date (as used herein, the term "Current Date" means any date not more than thirty (30) days prior to the Closing Date) issued by the Secretary of State of Delaware, and one dated the Closing Date executed by the Secretary or Assistant Secretary of the Company.

         4. Bylaws. A copy of the Bylaws of the Company and all amendments thereto, accompanied by a certificate that such copy is correct and complete, dated the Closing Date and executed by the Secretary or Assistant Secretary of the Company.

         5. Good Standing and Authority. Certificates of the Delaware Secretary of State and the Oklahoma Secretary of State, dated a Current Date, to the effect that the Company is in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

         6. Incumbency. Certificates of incumbency dated as of the Closing Date with respect to all officers and "authorized representatives" of the Company who will be authorized to execute or attest any of the Loan Papers on behalf of the Company, executed by the Secretary or an Assistant Secretary of the Company.

         7. Resolutions. Copies of resolutions duly adopted by the Board of Directors of the Company approving this Agreement and the other Loan Papers and authorizing the transactions contemplated in such Loan Papers, accompanied by a certificate of the Secretary or an Assistant Secretary of the Company dated as of the Closing Date certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by its Bylaws), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by its Bylaws), the Board of Directors of the Company, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect (except as any such resolution may be modified by any such other resolution), and are in full force and effect as of the Closing Date.


                                                                    SCHEDULE 6.1

         8. Certificate Regarding Closing. Certificate executed by the President, Vice President or Treasurer of the Company regarding the absence of any Default or Potential Default as of the Closing Date.

         9. Opinion of Counsel to the Company. The opinion of the General Counsel to the Company, addressed to Administrative Agent, Syndication Agent, Documentation Agent, and Lenders, substantially in the form of Exhibit D.

         10. Payment of Closing Fees and Expenses. Payment of all fees payable on or prior to the Closing Date to Administrative Agent as provided for in
Section 5 of the Agreement, together with reimbursements to Administrative Agent for all reasonable fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Papers (including, without limitation, reasonable attorneys' fees and expenses).

         11. Notice of Borrowing. A Notice of Borrowing for any initial Borrowing is delivered to Administrative Agent, together with calculations demonstrating compliance with Section 8.6 on the Closing Date after giving effect to the Borrowings made on such date.

         12. Current Financials. True and correct copies of the financial statements referred to in Section 7.5 of the Agreement have been delivered to Administrative Agent.



                                                                    SCHEDULE 6.2